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                                                                   Exhibit 10.14
                          LICENSE No. 1.1/ 14.02.2003

                     for the use of the numbering resources

issued pursuant to art. 17 of the Government Order no. 79/2002 regarding the general regulatory framework in the communications industry and pursuant to the Decision 141/2002 by the National Regulatory in Communications Industry regarding the request for and issuance of the license to use the numbering resources.

1.       The Licensee: SC MobiFon SA

2.       address: 3 Nerva Traian, M101, sector 3, Bucharest
         Single registration code 8971726,

IS HEREBY GRANTED THE RIGHT TO USE FROM THE NATIONAL NUMBERING PLAN THE NUMBERING RANGES ESTABLISHED IN THE ANNEX TO THIS LICENSE.

2. The numbering resources allocated under this License may be used to provide the following services:

         2.1. telephone services provided via terrestrial mobile public networks;

         2.2      other electronic communications services

3.       Type of numbering resources allocated under this License:

3.1      Non-geographical national numbers within the range OZ = 07

4. The sets of numbers allocated shall be used in the areas established in the annex to this License.

5.       This License is valid through 14.02.2013

6.       Under this License the Licensee:

6.1 may not use national numbering resources other than those allocated herein

6.2 shall use the allocated numbering resources exclusively for the designated services

6.3 shall actually, reasonably and effectively use the allocated numbering resources allocated hereunder

6.4 shall comply with any request regarding numbers portability according to the regulations to be passed by the ANCR

6.5 shall pay any fee for the use of the allocated numbering resources as ANRC may establish under art. 19 (2) (3) of GO 79/2002 as amended and supplemented by Law 591/2002;

6.6 shall include info regarding the allocated numbering resources in the public telephone directories.

6.7 Shall protect, upon subscriber's request and under the laws in force, the secrecy of subscriber phone numbers

6.8 Shall allow its own subscribers the access to public phone book inquiry service and to phone directories

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6.9      Shall ensure free and uninterrupted initiation of the emergency calls via the single European emergency number 112 or other national emergency call numbers

6.10 Depending on its network technological level, Licensee shall ensure and make available to the emergency call services the info as may be required to allow identification of the location of the emergency call initiation terminal

6.11 Shall apply nondiscriminatory and transparent treatment to all subscribers and to the other electronic communications providers, in terms of allocation of numbers or sequences of numbers allowing access to Licensee network

6.12 Shall submit to ANRC before January 31 of each year, a report describing the actual use of the allocated numbering resources.

7. This License may be modified, suspended or withdrawn under the terms and conditions of art. 13 and art. 15 of ANRC Decision 141/2001.

8. The right to use the numbering resources established by this Licenses shall cease as specified in art. 14 of the ANRC Decision 141/2001

9.       This License may be assign subject only to prior approval by ANRC.

10. Failure of Licensee to abide by the obligations herein is subject to the sanctions under Chapter XI of GO 79/2002 as amended and supplemented by Law 591/2002.

Ion Smeeianu
President